Exhibit 99.3

January 21, 2021

Board of Directors
Tengasco, Inc.
8000 E. Maplewood Ave., Suite 130
Greenwood Village, Colorado 80111

Members of the Board of Directors:

We hereby consent to the use in the Registration Statement on Form S-4 of Tengasco, Inc. (the “Registration Statement”), and in the proxy statement and prospectus included in the Registration Statement, of our opinion dated as of October 20, 2020, and to the description of such opinion and to the references to our name contained therein under the headings “Prospectus Summary” and “The Merger.” In giving the foregoing consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

ROTH CAPITAL PARTNERS, LLC

/s/ Alexander G. Montano
Name: Alexander G. Montano
Its: Managing Director